UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019
___________

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Bank (the “Bank”), a wholly-owned subsidiary of First National Corporation (the “Company”), entered into a supplemental executive retirement plan and participation agreement with each of Scott C. Harvard, Dennis A. Dysart and M. Shane Bell as described below.

The full text of the supplemental executive retirement plan is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

Supplemental Executive Retirement Plan with Scott C. Harvard

On March 15, 2019, the Bank entered into a supplemental executive retirement plan (the "Harvard Plan") for the benefit of Scott C. Harvard, the Bank's Chief Executive Officer.

The Harvard Plan provides for a normal retirement benefit of $66,667 per year, payable in 180 monthly installments, beginning upon Mr. Harvard’s separation from service at or after age sixty-eight (68). In the event of Mr. Harvard’s voluntary or involuntary separation from service prior to age sixty-eight (68), he will be entitled to receive the portion of such benefit that has been accrued at that time.

In addition, the Harvard Plan provides that Mr. Harvard will be entitled to the present value of his normal retirement benefit upon his separation from service within two (2) years of a "Change in Control" (as defined in the Harvard Plan).

The Harvard Plan contains restrictive covenants relating to non-competition and non-solicitation that continue generally for a period of 24 months following his separation from service. Mr. Harvard will forfeit benefits under the Harvard Plan if he breaches any of these covenants. In addition, if Mr. Harvard is terminated by the Bank for "Cause," the Harvard Plan will terminate and no benefits will be payable under thereunder.

The full text of the Harvard Plan is attached as Exhibit 10.2 to this report and is incorporated by reference into this Item 5.02.

Supplemental Executive Retirement Plan with Dennis A. Dysart

On March 15, 2019, the Bank entered into a supplemental executive retirement plan (the "Dysart Plan") for the benefit of Dennis A. Dysart, the Bank's President and Chief Operating Officer.

The Dysart Plan provides for a normal retirement benefit of $70,103 per year, payable in 180 monthly installments, beginning upon Mr. Dysart’s separation from service at or after age sixty-five (65). In the event of Mr. Dysart’s early retirement at or after age sixty (60), he will be entitled to receive the portion of such benefit that has been accrued at that time, annuitized and payable in 180 monthly installments beginning upon his separation from service. In the event of his voluntary or involuntary separation from service prior to age sixty (60), he will be entitled to receive a lump sum payment equal to the portion of his normal retirement benefit that has been accrued at that time.

In addition, the Dysart Plan provides that Mr. Dysart will be entitled to the present value of his normal retirement benefit upon his separation from service within two (2) years of a "Change in Control" (as defined in the Dysart Plan).

The Dysart Plan contains restrictive covenants relating to non-competition and non-solicitation that continue generally for a period of 24 months following his separation from service. Mr. Dysart will forfeit benefits under the Dysart Plan if he breaches any of these covenants. In addition, if Mr. Dysart is terminated by the Bank for "Cause," the Dysart Plan will terminate and no benefits will be payable under thereunder.

The full text of the Dysart Plan is attached as Exhibit 10.3 to this report and is incorporated by reference into this Item 5.02.

Supplemental Executive Retirement Plan with M. Shane Bell

On March 15, 2019, the Bank entered into a supplemental executive retirement plan (the "Bell Plan") for the benefit of M. Shane Bell, the Bank's Executive Vice President and Chief Financial Officer.

The Bell Plan provides for a normal retirement benefit of $64,926 per year, payable in 180 monthly installments, beginning upon Mr. Bell’s separation from service at age sixty-five (65). In the event of Mr. Bell’s’s early retirement at or after age sixty (60), he will be entitled to receive the portion of such benefit that has been accrued at that time, annuitized and payable in 180 monthly installments beginning upon his separation from service. In the event of his voluntary or involuntary separation from service prior to age sixty (60), he will be entitled to receive a lump sum payment equal to the portion of his normal retirement benefit that has been accrued at that time.

In addition, the Bell Plan provides that Mr. Bell will be entitled to the present value of his normal retirement benefit upon his separation from service within two (2) years of a "Change in Control" (as defined in the Bell Plan).

The Bell Plan contains restrictive covenants relating to non-competition and non-solicitation that continue generally for a period of 24 months following his separation from service. Mr. Bell will forfeit benefits under the Bell Plan if he breaches any of these covenants. In addition, if Mr. Bell is terminated by the Bank for "Cause," the Bell Plan will terminate and no benefits will be payable under thereunder.

The full text of the Bell Plan is attached as Exhibit 10.4 to this report and is incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.        Description

10.1Supplemental Executive Retirement Plan

10.2Supplemental Executive Retirement Plan, dated March 15, 2019, for the benefit of Scott C. Harvard.

10.3Supplemental Executive Retirement Plan, dated March 15, 2019, for the benefit of Dennis A. Dysart.

10.4Supplemental Executive Retirement Plan, dated March 15, 2019, for the benefit of M. Shane Bell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION

(Registrant)

Date:  March 21, 2019        By: /s/ M. Shane Bell

M. Shane Bell
Executive Vice President
and Chief Financial Officer